Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Intrexon Corporation of our report dated March 3, 2014, relating to our audit of the financial statements of ZIOPHARM Oncology, Inc., which appears in the Annual Report on Form 10-K of Intrexon Corporation for the year ended December 31, 2013.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Boston, Massachusetts

September 2, 2014